                                                                   EXHIBIT 10(c)

                                                             HIGHLY CONFIDENTIAL
                                                             -------------------





                             EMPLOYMENT AGREEMENT
                             --------------------

                                    BETWEEN
                                    -------

                       Physicians Health Services, Inc.
                       --------------------------------

                                      AND
                                      ---

                              Michael E. Herbert
                              ------------------

        AGREEMENT, made as of the 28th day of August, 1996, by and between Physicians Health Services, Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as "PHS") and Michael E. Herbert, an individual residing at 30 Applegate Lane, Trumbull, CT 06611 (hereinafter referred to as "Employee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, PHS and the Employee are parties to an Employment Agreement dated December 19, 1995 (the "Employment Agreement"); and

     WHEREAS, PHS desires to make certain changes in the Employment Agreement and Employee is willing to accept such changes.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 1(a) of the Employment Agreement is hereby amended in its entirety to provide as follows:

          (a) PHS hereby employs Employee as its Third Vice Chairman and Co-Chief Executive Officer on the terms and conditions set forth in this Agreement, to perform such services and to discharge such duties, consistent with his position as a member of senior management of PHS as more fully described in the Position Description set forth in Exhibit A attached hereto, as may be assigned to him from time to time by the Board of Directors of PHS.

2. Paragraph 1(c) of the Employment Agreement is hereby amended in its entirety to provide as follows:

          (c) Employee's duties shall be those set forth in the Position Description set forth in Exhibit A attached hereto, which Position Description shall govern Employee's activities on behalf of PHS and its subsidiaries; Employee shall serve as a vice chairman of the subsidiaries of PHS. PHS shall provide Employee with such resources as are reasonably deemed necessary by PHS to enable Employee to perform his job responsibilities. PHS confirms that it has no immediate plans to make any change in Employee's office location and agrees that consideration will be paid to his title and position in connection with any relocation of his office in the future. The Chairman of the Board of PHS will hold himself available to mediate any specific problems that may hereafter arise relating to Employee's duties or conditions of employment.

3. Paragraph 4(b) of the Employment Agreement is hereby amended by adding the following sentence at the end thereof:

          PHS acknowledges that Employee has been elected to serve as Chairman of the American Association of Health Plans (AAHP) from June 1996 to June 1998 and that service in such position is an appropriate activity for his position with PHS. Such service shall be deemed on behalf of PHS for purposes of this Paragraph. PHS agrees that, provided Employee continues to be Chairman of AAHP, PHS will continue to be a member of AAHP until June 1998, and provided further that the positions of AAHP are consistent with those of PHS.

4. The first sentence of Paragraph 5 of the Employment Agreement is hereby amended in its entirety to provide as follows:

               This Agreement shall be effective as of January 1, 1996 (hereinafter referred to as the "Commencement Date"), and shall continue in full force and effect until January 31, 1999, unless sooner terminated as hereinafter provided (hereinafter referred to as the "Termination Date"); provided, however, that if PHS terminates
                                   --------  -------
          this Agreement pursuant to Paragraph 6(b) prior to January 31, 1999, the second calendar date referred to in this sentence shall be deemed, for purposes of Paragraph 6(d) hereof, to be December 31, 2000.

5. The Employment Agreement is hereby amended by adding the following additional paragraphs:

     14.  DISCUSSIONS WITH THIRD PARTIES
          ------------------------------

          During the term of this Agreement, Employee shall not, without the express prior approval of the Board of Directors of PHS, or the Chairman of the Board thereof, engage in any discussions with any third party relating to any transaction that would result in either the acquisition of PHS (by way of merger or otherwise) by a third party or the acquisition by a third party, other than in ordinary brokerage transactions or other than by a third party that is registered as an investment company under the Investment Company Act of 1940, as amended, of any shares of stock of PHS that are, for purposes of
          Section 16(a) of the Securities Exchange Act of 1934, as amended, deemed to be beneficially owned by Employee. Nothing contained herein shall limit Employee from (a) engaging in any discussion with persons who are, and are acting in their capacity as, officers or directors of PHS, (b) engaging in discussions with a charitable organization with respect to unconditional and unrestricted gifts that he proposes to make to such charitable organization or (c) engaging in discussions with members of his family concerning gifts that he proposes to make to them.

     15.  PUBLIC COMMENTS
          ---------------

          During the term of this Agreement, (a) PHS agrees not to make any disparaging remarks to the public about Employee, and (b) Employee agrees not to make any disparaging remarks to the public about PHS or the other members of the management of PHS.

6. PHS agrees to pay Employee's legal expenses in connection with the negotiation of this Agreement in an amount not to exceed $15,000.

7. PHS agrees that, except as required by applicable law, rule or regulation, it will maintain, and will cause its directors, officers and employees to maintain, in confidence this Agreement and the confidential information that was provided to PHS by Employee in connection with the negotiation hereof. Employee acknowledges that he is bound by the terms of a Confidentiality Agreement dated February 16, 1995, between PHS and Employee.


     IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals as of the day and year first above written.

                                    Physicians Health Services, Inc.


                                    By: /s/ David Grayer
                                       -----------------------------
                                    Its:  Chairman of the Board


                                        /s/ Michael E. Herbert
                                       -------------------------------
                                          Michael E. Herbert

                                                                       EXHIBIT A
                                                                       ---------
                              Position Description
                              --------------------

THIRD VICE CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER, PHYSICIANS HEALTH SERVICES,
-------------------------------------------------------------------------------
INC.:  The Third Vice Chairman and Co-Chief Executive Officer, Physicians Health
----
Services Inc. reports to the Board of Directors and the Chairman of the Board, and, as more fully described below, is principally responsible for community relations and advising the Company on strategic issues.

Specific Responsibilities:  Subject to the direction and control of the Board of
-------------------------
Directors and/or the Chairman of the Board of Physicians Health Services, Inc., the Third Vice Chairman and Co-Chief Executive Officer's responsibilities include:

1. Represents the Company on various state and national trade associations, including the American Association of Health Plans.

2. Responsible for community relations in the State of Connecticut and, upon request of the Board of Directors or the Chairman of the Board, shall be responsible for the Company's sponsorship or support of community activities in additional service areas of the Company.

3. Responsible for government relations activities at the national level and, upon the request of the Board of Directors or the Chairman of the Board, shall be responsible for certain state government relations activities. These activities may include monitoring legislation, development of corporate/industry positions, lobbying activities, and testifying before appropriate legislative bodies.

4. As a member of senior management, represents the Company at industry meetings of senior executives of companies in the managed care industry.

5. Responsible for advising the Company as requested concerning industry trends and emerging best practices.

6. Remains available to the Company, at its reasonable request, to provide other services that are generally commensurate with the prior responsibilities at the Company of the Vice Chairman and Co-Chief Executive Officer.

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A:\EMPAMEND.V3

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